EXHIBIT 99.1

For Immediate Release

Public Relations Contacts:	Investor Relations Contact:
Jennifer Fields	Roger Rowe
InFocus Corporation	InFocus Corporation
503.685.8923	503.685.8609
jennifer.fields@infocus.com	roger.rowe@infocus.com

Stacy Doyle
Edelman
503.471.6806
stacy.doyle@edelman.com

27700B SW Parkway Ave

Wilsonville, Oregon

97070-9215

800.294.6400

503.685.8888

503.685.8887

www.infocus.com

InFocus Corporation Receives NASDAQ Notification

WILSONVILLE, OR (March 23, 2006)—InFocus® (Nasdaq: INFS) today announced that on March 20, 2006 it received a Nasdaq Staff Determination notice stating the Company fails to comply with the requirements for continued listing set forth in Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not yet filed its Annual Report on Form 10-K for its year ended December 31, 2005.  As a result, the Company’s securities are subject to delisting from the Nasdaq Stock Market.  In accordance with Nasdaq’s rules, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Stock Market.  Pending a decision by the Nasdaq Listing Qualifications Panel, the Company’s securities will remain listed on the Nasdaq Stock Market.   There can be no assurance that the Panel will grant the Company’s request for continued listing.

As announced on March 9, 2006, the Company’s delay in filing its Annual Report on Form 10-K will allow for the completion of internal investigations recently initiated by the Company’s Audit Committee and completion of related audit procedures by the Company’s registered independent auditors, KPMG LLP.

Forward-Looking Statements

This press release includes forward-looking statements, including statements related to the various independent investigations currently ongoing involving the Company and the resultant delay of filing its Annual Report on Form 10-K for the year ended December 31, 2005.  Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to be materially different include, but are not limited to (i) in the event the Company is successful in obtaining an extension from Nasdaq, the Company still may not be able to comply with the Nasdaq listing requirements and may, at the end of the extension, if any, be delisted if the Company is unable to file its Form 10-K by the extension deadline; (ii) completion of the year end audit by the Company’s registered independent auditors may result in adjustments to the Company’s fourth quarter and fiscal 2005 financial results reported on Form 8-K on January 31, 2006; and (iii) in connection with completion of the year end audit, the Company or its registered independent auditors may identify material weaknesses in internal control over financial reporting.  Investors are directed to the Company’s filings with the Securities and Exchange Commission, including the Company’s third quarter 2005 Form 10-Q and Annual Report for 2004 on Form 10-K, which are available from the Company without charge, for a more complete description of the risks and uncertainties relating to forward-looking statements made by the Company as well as to other aspects of the Company’s business.  The forward-looking statements contained in this press release speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward looking statements to reflect events or circumstances after the date of this press release.

About InFocus Corporation

InFocus® Corporation (Nasdaq: INFS) is the industry pioneer and worldwide leader in the projection market today. Nearly twenty years of experience and engineering breakthroughs are at work here, constantly improving what you see in the marketplace, and delivering immersive audio visual impact in home entertainment, business and education environments. Being the inventor and leader is simply a great bonus of making the presentation of ideas, information, and entertainment a vivid, unforgettable experience.

With over 1.5 million projectors sold, in a category that is expected to grow to $10 billion in revenue and more than 9 million units in 2007, we believe our product contributions set the standard for what a big picture experience should be like. For more information, visit us at www.infocus.com or call us toll-free at 800.294.6400 (U.S. and Canada).

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InFocus, ASK, Proxima, ASK Proxima, LiteShow, ScreenPlay and LP are trademarks or registered trademarks of InFocus Corporation or its subsidiaries in the United States and other countries.  Digital Light Processing and DLP are trademarks of Texas Instruments.